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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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DUSA Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

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DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 01887
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 16, 2005

TO THE SHAREHOLDERS OF
DUSA PHARMACEUTICALS, INC.

        YOU ARE HEREBY NOTIFIED that the Annual Meeting of Shareholders of DUSA Pharmaceuticals, Inc. will be held on Thursday, June 16, 2005, at 11:00 a.m. at the Company's offices located at 25 Upton Drive, Wilmington, Massachusetts to consider and act upon the following matters:

  (1)
  Election of six (6) directors;

  (2)
  Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year 2005; and

  (3)
  Transaction of any other business that may properly come before the meeting or any adjournments thereof.

        Only shareholders of record at the close of business on April 18, 2005 are entitled to notice of, and to vote at the meeting, or any adjournment or adjournments thereof.

        Whether or not you plan to attend the meeting, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope. The prompt return of your proxy will assist us in preparing for the Annual Meeting. The proxy does not require any postage if it is mailed in the United States or Canada.

By Order of the Board of Directors,

Nanette W. Mantell, Esq. Secretary

Dated: April 22, 2005

DUSA PHARMACEUTICALS, INC.

PROXY STATEMENT

        The accompanying proxy is solicited on behalf of the Board of Directors of DUSA Pharmaceuticals, Inc. ("DUSA" or the "Company"). If properly signed and returned, and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors' slate of directors and for the other matters listed on the proxy as recommended by the Board of Directors unless contrary instructions are given.

        The Company, a New Jersey corporation, maintains principal executive offices at 25 Upton Drive, Wilmington, Massachusetts. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 22, 2005. DUSA's Annual Report for 2004, including financial statements for the year ended December 31, 2004, is being mailed to shareholders at the same time.

Shareholders Entitled To Vote.

        Holders of record of shares of DUSA common stock at the close of business on April 18, 2005 are entitled to notice of and to vote at the annual meeting and at any and all adjournments or postponements of the meeting. On the record date there were 16,919,447 shares of common stock without par value ("Common Stock") outstanding and entitled to vote. These shares were the only shares outstanding of the Company. Each share entitles its owner to one vote. The holders of one-third of the shares that are outstanding and entitled to vote at the annual meeting must be present, in person or represented by proxy, in order to constitute a quorum for all matters to come before the meeting.

        Other than the vote for the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting for such matter. For purposes of determining the number of votes cast with respect to a particular matter, only those votes cast "FOR" or "AGAINST" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. The nominees may vote the shares only on matters deemed routine, such as the election of directors and ratification of the selection of the independent registered public accounting firm. As of the record date, the Company's management currently owns approximately one percent of the Company's outstanding Common Stock.

How To Vote.

        If you are a shareholder of record (that is a shareholder who holds shares in his/her own name), you can vote by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted "FOR" Proposals 1 and 2 and will be voted in the proxy holder's discretion as to other matters that may come before the annual meeting.

        If your shares are held in the name of a bank, broker or other holder of record (that is, "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Changing Your Vote.

        You may change your vote at any time before the proxy is exercised, by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the annual meeting or by giving written notice to the Secretary of the Company. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the annual meeting.

Reduce Duplicate Mailings.

        The Company is required to provide an Annual Report and proxy statement to all shareholders. If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue mailings of multiple proxy statements, Annual Reports and other information statements. To do so, please mark the designated box on each proxy card for which you wish to discontinue to receive duplicate documents. Your consent to stop delivery of the Annual Report, proxy statements and other information statements shall be effective for five (5) years or until you revoke your consent. You may revoke your consent at any time by contacting Ms. Shari Lovell, in writing, at the Company's office located at 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada, or by calling 1-800-607-2530. Delivery of individual copies of the documents shall resume within thirty (30) days of our receipt of your request.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Six (6) directors will be elected to hold office until the next Annual Meeting of Shareholders and/or until their successors have been duly elected and qualified. The persons named on the accompanying proxy will vote all shares for which they have received proxies FOR the election of the nominees named below unless contrary instructions are given. In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced. Directors are elected by plurality vote.

NOMINEES

        Set forth below is certain information about the nominees for election to the DUSA Board of Directors. The name, age and current position with the Company, if any, of each director is listed below, followed by summaries of their backgrounds and principal occupations. All of the nominees were elected to the Board of Directors at the last annual meeting and all are currently serving as directors of the Company.

Name	Age	Position	Date First Elected
D. Geoffrey Shulman, MD, FRCPC	50	Chairman of the Board, Chief Executive Officer and Director	9/05/1991
John H. Abeles, MD(1)(3)	60	Director	8/02/1994
David M. Bartash(1)(2)(3)	62	Director	11/16/2001
Jay M. Haft, Esq.(1)(2)(3)	69	Vice Chairman of the Board and Lead Director	9/16/1996
Richard C. Lufkin(1)(3)	58	Director	1/27/1992
Magnus Moliteus(2)(3)	66	Director	7/25/2003

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

        D. Geoffrey Shulman, MD, FRCPC, is the Company's founder. Dr. Shulman has been our CEO since the Company's inception in 1991. He served as our Chairman from 1991 through 2003 and was reappointed to that position in January 2005. He served as our President from 1991 to 2004.

Dr. Shulman, a dermatologist, was the President and a director of Draxis Health Inc. from its founding in October 1987 until May 1990, was Co-Chairman from October 1990 to April 1993, and Chairman of the Board from April 1993 until March 1996. Dr. Shulman also participates, on a limited basis, in a private dermatology practice.

        John H. Abeles, MD, who serves as the Chairman of our Nominating and Corporate Governance Committee, is the President and founder of MedVest, Inc. which, since 1980, has provided consulting services to health care and high technology companies. Dr. Abeles is a member of the Boards of Directors of I-Flow Corporation, Oryx Technology, Inc. and Molecular Diagnostics Inc.

        David M. Bartash is the President and founder of Bartash and Company, a consulting company which, since 1990, has been providing consulting services for the healthcare industry, including research for the healthcare investment community and support services for venture start-ups.

        Jay M. Haft, Esq., who serves as the Vice Chairman of the Board, Lead Director and Chairman of our Compensation Committee, is a strategic and financial consultant for growth-stage companies. Since 2000, Mr. Haft has been a partner and a member of the Investment Committee of Columbus Nova, a private investment firm. He was a senior corporate partner of the law firm of Parker, Duryee, Rosoff & Haft from 1989 to 1994 and was of counsel to Parker, Duryee, Rosoff & Haft from 1994 until 2002. Mr. Haft is a member of the Boards of Directors of DCAP Group Inc. and Oryx Technology Corporation.

        Richard C. Lufkin, who serves as the Chairman of our Audit Committee, has been the principal of Enterprise Development Associates, a proprietorship formed in 1985 which provides consulting and venture support services to early stage technology-based companies, principally in the life sciences. He is also a co-founder, consultant to, and former Chief Financial Officer of Linguagen Corp., a development-stage, privately-held, biotechnology firm.

        Magnus Moliteus, the retired Chief Executive Officer of Pharmacia, Inc. (now owned by Pfizer, Inc.), has been a consultant to the healthcare industry and Chairman of COM Consulting Inc., a privately held firm, which enhances Swedish-American relations particularly between health care companies, since 2001. From 1995 to 2001, Mr. Moliteus served as Executive Director of Invest in Sweden Agency, U.S., a Swedish government agency.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

DIRECTOR COMPENSATION

        Currently, the only employee-director is Dr. Shulman. He receives no cash compensation for his service as a director or as member of any committee. Outside directors receive $25,000 per year, as annual compensation, regardless of the number of Board or Committee meetings they attend. Directors serving on the Audit Committee receive an additional $5,000 per year. Beginning in 2005, the Chairman of the Audit Committee and the Lead Director receive an additional $5,000 per year. Directors are also paid out-of-pocket expenses related to their attendance at meetings of the Board and Committees. Directors are awarded options to purchase up to 15,000 shares of Common Stock on June 30th of their first year of service or as of the close of business thirty (30) days following their election, whichever shall first occur, and options to purchase up to 10,000 shares of Common Stock on June 30th of each year following their reelection. All options granted to directors vest immediately.

MEETINGS AND COMMITTEES OF THE BOARD

        During the year ended December 31, 2004, there were seven meetings of the Board of Directors. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors and of all of the committees on which he serves. The Board of Directors has established an Audit Committee, Nominating and Corporate Governance Committee and a Compensation Committee.

Mr. Haft, the Vice-Chairman of the Board and Lead Director, presides at meetings of the independent directors.

        The members of the Audit Committee currently are Messrs. Haft, Lufkin, Bartash and Dr. Abeles. All of the members are independent directors in accordance with the rules of the Nasdaq Stock Market and applicable federal securities laws and regulations. In addition, the Board of Directors has determined that Mr. Lufkin qualifies as an audit committee financial expert and has designated him to that position. The Audit Committee, with Mr. Lufkin serving as Chairman, provides oversight of the Company's accounting functions and acts as liaison between the Board of Directors and the Company's independent registered public accounting firm. The Committee reviews with the independent auditors of the firm the Company's unaudited quarterly financial statements, the planning and scope of the audits of the Company's financial statements, the results of those audits and the adequacy of internal accounting controls, and monitors other corporate and financial policies. In performing these functions, the Audit Committee meets periodically with the independent auditors (including in private sessions), and with management. In addition, the Audit Committee selects the independent registered public accounting firm for appointment by the Board of Directors. The Audit Committee met four times during 2004.

        The members of the Nominating and Corporate Governance Committee are Messrs. Haft, Lufkin, Bartash, Moliteus and Dr. Abeles, who serves as its Chairman. All of the members of our Nominating and Corporate Governance Committee are independent directors in accordance with the rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee's purpose is to identify and evaluate the qualifications of individuals to become members of the Board of Directors, to select the director nominees, to develop and recommend corporate governance principles to the Board of Directors and to provide oversight and guidance to the Board of Directors to assure compliance with its corporate governance policies and principles. There were two meetings of this Committee in 2004. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee for director should write to: Administrator, Nominating and Corporate Governance Committee, DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts 01887 stating, in detail, the qualifications of such persons for consideration by the Nominating and Corporate Governance Committee. A copy of the Nominating and Corporate Governance Committee Charter is located on the Company's website at www.dusapharma.com.

        Among the central purposes of the Nominating and Corporate Governance Committee are identifying individuals qualified to become members of the Board of Directors and reviewing the qualifications of candidates and selecting the director nominees to be voted on at each annual meeting of shareholders. In effectuating those purposes, the Nominating and Corporate Governance Committee is charged with ensuring that the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company. The following criteria have been identified by the Nominating and Corporate Governance Committee, and adopted by the Board of Directors, to guide the Nominating and Corporate Governance Committee in selecting nominees:

  1.
  Directors should be of the highest ethical character and share the values of DUSA;

  2.
  Directors should have personal and professional reputations that compliment and enhance the image and standing of DUSA;

  3.
  Directors should be leaders in their field of endeavor, with exemplary qualifications;

  4.
  The Committee should generally seek current and/or former officers and/or directors of companies and organizations, including scientific, government, educational and other non-profit institutions;

  5.
  The Committee should seek directors so the Board is comprised of directors who collectively are knowledgeable in the fields of pharmaceuticals and device development, particularly those areas of research, development and commercialization undertaken by the Company;

  6.
  Directors should have varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management;

  7.
  Directors should generally not serve on more than six boards;

  8.
  At least two-thirds of the directors on the Board should be "independent" as defined by The Nasdaq Stock Market, Inc. and should not have any real or apparent conflicts of interest in serving as a director; and

  9.
  Each director should have the ability to exercise sound, independent business judgment.

        The Committee applies the same criteria to all nominees for the Board irrespective of the source of such nominee.

        Absent extenuating circumstances, each member of the DUSA Pharmaceuticals, Inc. Board of Directors is expected to attend the Annual Meeting of Shareholders. All six (6) of the directors attended the 2004 Annual Meeting of Shareholders.

        The members of the Compensation Committee are Messrs. Bartash, Moliteus and Haft, who serves as its Chairman. The Compensation Committee considers executive compensation of the Company's key officers and compensation of directors. The Committee also considers employee benefits which may be appropriate as the Company grows, and develops policies and procedures. The Compensation Committee met twice in 2004. It also met in February 2005 to establish compensation for 2005 and to award bonuses for 2004.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year 2005. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Audit Committee has decided to ascertain the position of the shareholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. A majority of the votes cast, in person or by proxy, at the Annual Meeting of Shareholders is required for ratification. A representative of Deloitte & Touche LLP will be present at the meeting to answer questions from shareholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2004 and 2003, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal years 2004 and 2003 were $308,000 and $92,000, respectively.

Audit Related Fees

        The aggregate fees billed by Deloitte & Touche LLP during fiscal year 2004 for the review of documents filed with the SEC related to the private placement that occurred in February 2004 were $9,000. Deloitte & Touche LLP did not bill any audit related fees for services rendered to us during fiscal year 2003.

Tax Fees

        The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, for tax services for the fiscal years ended December 31, 2004 and 2003, were $51,000 and $20,000, respectively.

All Other Fees

        There were no other fees billed by Deloitte & Touche LLP for professional services rendered for the fiscal year ended December 31, 2004 and 2003.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        In considering the nature of the services provided by the independent registered public accounting firm, which were pre-approved in accordance with procedures required by the Audit Committee Charter, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

PERFORMANCE GRAPH1

COMPARISON OF FIVE YEAR CUMULATIVE SHAREHOLDER TOTAL RETURN
AMONG DUSA PHARMACEUTICALS, INC.,
NASDAQ MARKET INDEX AND COREDATA GROUP INDEX

	1/1/2000	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
DUSA Pharmaceuticals, Inc.	$100.00	$58.99	$28.25	$5.72	$17.72	$50.18
Drug Manufacturers/Other	100.00	162.09	144.26	102.49	142.45	151.05
NASDAQ Market Index	100.00	62.85	50.10	34.95	52.55	56.97

        The graph provided above compares cumulative total shareholder return on our common stock for the five-year period ended December 31, 2004, with the cumulative total return on the Nasdaq Market Index and the COREDATA Industry Group 511—Drug Manufacturers/Other Index (the "Index") (formerly known as the "Media General Drug Manufacturer Index") over the same period. The identity of the corporations included in the Index may be obtained by contacting Ms. Shari Lovell, Director of Shareholder Services, DUSA Pharmaceuticals, Inc., 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada.

        The graph assumes $100 was invested in DUSA's common stock on January 1, 2000, and in each of the indices, and that dividends were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of DUSA's common stock.

1    The material in the Audit Committee Report, Compensation Committee Report, and under the caption "Performance Graph" are not "soliciting material," are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language therein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

BOARD AUDIT COMMITTEE REPORT1

        The Audit Committee of the Board of Directors (the "Audit Committee") assists the Board of Directors by providing oversight of the Company's financial reporting process and its independent auditors. Management is responsible for preparing the Company's financial statements and the Company's independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and selecting the independent auditors. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A brief description of the responsibilities of the Audit Committee is set forth above under the caption "Meetings and Committees of the Board."

        The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004 with management. The Audit Committee also discussed with Deloitte & Touche LLP, the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditors their independence from the Company and its management. Additionally, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence and the fees and costs billed and to be billed for those services as shown on page 5 of this proxy statement. The Audit Committee concluded that Deloitte & Touche LLP's provision of such services is compatible with Deloitte & Touche LLP's independence.

        Based on its review, and the discussions with the Company's management and its independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2004 be included in the Company's Annual Report on Form 10-K. The Audit Committee has also selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2005.

John H. Abeles, MD
David M. Bartash
Jay M. Haft, Esq.
Richard C. Lufkin (Chairman)

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION1

        The Compensation Committee of the Board of Directors (the "Compensation Committee") is composed of three (3) independent non-employee directors whose names appear at the end of this report. The Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries and cash bonus awards, and recommends participants and amounts of stock option awards to the Company's Board of Directors. The Compensation Committee evaluates, on a yearly basis, the performance, and determines the compensation of, the executive officers of DUSA. DUSA's Chairman and Chief Executive Officer, Dr. D. Geoffrey Shulman, is not a member of the Compensation Committee, however, the Compensation Committee seeks input from Dr. Shulman regarding the performance of DUSA's other executive officers, as well as his recommendations for their compensation. Dr. Shulman is present, at the invitation of the Compensation Committee, at its meetings, other than during consideration of his own compensation.

        DUSA's executive compensation programs consist of base salary, cash bonus incentives, stock option and stock grant awards. The goals of the Company's executive officer compensation policies are to attract, retain, and reward executive officers who contribute to DUSA's success, to align executive officer compensation with DUSA's performance and to motivate executive officers to achieve the Company's business objectives. The executive officers were evaluated by the Compensation Committee against established goals for 2004, including corporate goals, the Company's stock performance and individual goals within each executive officer's area of responsibility.

        With regard to base salary, the Compensation Committee believes that DUSA's officers should be compensated at levels comparable to the base salary of executive officers at similar public biotechnology or pharmaceutical companies. During 2004, the Compensation Committee received survey data reporting the salaries and bonuses for executives of companies in these groups which was prepared by an independent consultant.

        Generally, DUSA's Vice Presidents are eligible to receive up to 30% of their base salary as a cash bonus award. The Compensation Committee recognized that for 2004 these individuals largely achieved their personal goals and corporate goals and that there was a significant positive increase in shareholder value. Therefore, the Compensation Committee concluded that DUSA's overall operational performance, particularly with regard to marketing and sales functions, ramping up of manufacturing operations, expanding research and development relationships, and enhanced medical information functions, justified favorable consideration of bonuses for its Vice Presidents, in some cases, in excess of 30% as permitted by their respective employment agreements. Accordingly, DUSA's Vice Presidents received cash bonus awards ranging from approximately 26% to 44% of their base salaries. These cash awards were paid in February 2005. DUSA's President and Chief Operating Officer, who was hired in January, 2005, will be eligible to receive up to 40% of his base salary as a cash bonus. DUSA's Vice President of Sales, who was hired in early 2005, will be eligible to receive up to 100% of his base salary as a cash bonus dependent upon the level of achievement of sales targets.

        The Compensation Committee also is using the survey data to monitor and evaluate the long-term incentive compensation levels of its officers and directors. The Compensation Committee believes that a strong stock ownership program is essential to the long-term growth of the Company. In 2005, the Compensation Committee granted to DUSA's key executive officers awards of stock options to emphasize the long-term focus required for success in the pharmaceutical industry.

Compensation of the Chief Executive Officer

        The Compensation Committee exercised its subjective judgment and discretion in determining the amounts of Dr. Shulman's base salary, bonus award, and stock option awards for 2004. Dr. Shulman's base salary and cash bonus award for 2004 were determined with reference to the same measures used for all DUSA's executive officers, but with particular emphasis on the increase of our financial strength through a securities offering in early 2004 and meeting marketing and sales expectations. Dr. Shulman's base salary for 2004 was $340,000. With regard to a cash bonus award, Dr. Shulman is eligible to receive up to 50% of base salary plus additional amounts for outstanding performance. For 2004, Dr. Shulman's bonus award was 50% of his base salary, and was paid to him in 2005. For 2005, after three years at the same base salary, the Compensation Committee increased Dr. Shulman's salary to $400,000, which includes $10,000 that was previously paid as an expense allowance.

David M. Bartash
Jay M. Haft, Esq. (Chairman)
Magnus Moliteus

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The name, age, current position and date first elected as an executive officer of the Company of each executive officer who is not a director of the Company is listed below, followed by summaries of their backgrounds and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

Name	Age	Current Title	Date First Elected as Officer
Robert F. Doman	55	President and Chief Operating Officer	1/3/2005
Mark C. Carota	49	Vice President, Operations	2/18/2000
Richard C. Christopher	35	Vice President, Finance and Chief Financial Officer	1/1/2004
Scott L. Lundahl	46	Vice President, Intellectual Property and Regulatory Affairs	6/23/1999
Stuart L. Marcus, MD, Ph.D	58	Vice President, Scientific Affairs; Chief Medical Officer	10/11/1993
Paul A. Sowyrda	43	Vice President, Marketing	8/01/2000
Gary F. Talarico	50	Vice President, Sales	2/16/2005

        Robert F. Doman has been employed by the Company as President and Chief Operating Officer since January 2005. From 2000 until 2004, Mr. Doman served as President of Leach Technology Group, the medical device division of Leach Holding Corporation. From 1999 to 2000, he was President, Device Product Development, of West Pharmaceutical Services, a manufacturer of systems and device components for parentally administered medicines and drugs. Prior to joining West Pharmaceutical Services, he worked for the Convatec division of Bristol-Myers Squibb from 1991 to 1999 in positions that included: Vice President, Worldwide Marketing and Business Development; Vice President and General Manager, U.S. Wound and Skin Care; and Vice President, U.S. Operations.

        Mark C. Carota has been employed by the Company since October 1999. Prior to joining the Company, Mr. Carota was Director of Operations from November 1998 to October 1999 for Lavelle, Inc., a privately held manufacturer of orthopedic instrumentation. From July 1998 to November 1998, Mr. Carota was employed as Director of Quality Assurance by CGI Inc. Prior to joining CGI Inc., Mr. Carota was employed by Allergan Inc., from February 1997 to July 1998 where he had responsibility for quality assurance, engineering and facilities.

        Richard C. Christopher has been employed by the Company since December 2000. Until January 2004 he held the position of Director, Financial Analysis, at which time he was promoted to the position of Vice President, Financial Planning and Business Analysis. He held that position until February 2005, when he was promoted to his current position. Prior to joining the Company, he was the North American Cost Accounting Manager for Grace Construction Products, a unit of W.R. Grace & Co. from April 1999 to December 2000.

        Scott L. Lundahl has been employed by the Company since May 1998. In 1994, Mr. Lundahl co-founded and became Vice President of Lumenetics, Inc., a privately-owned medical device development company, which, prior to May 1998, provided the Company with consulting services in the light device technology area.

        Stuart L. Marcus, MD, Ph.D. has been employed by the Company since October 1993. Prior to joining the Company, he was Director of the Hematology/Oncology Department of Daiichi Pharmaceuticals Inc., and prior thereto he held positions in the Medical Research Division of the American Cyanamid Company, directing photodynamic therapy clinical development, among other assignments.

        Paul A. Sowyrda, has been employed by the Company since April 2000. From April 1998 to April 2000, Mr. Sowyrda was employed by Aurora Tech, a Division of Carlo Gavazzi, where at the time of his departure he was serving as President and Chief Executive Officer. From October 1997 to February 1998, Mr. Sowyrda was Vice President, Operations of UroMed Corp, Urovation Division.

        Gary F. Talarico, has been employed by the Company since February 2005. Prior to joining the Company, he was the principal of GTInsights, a management consulting firm that provides advisory services and business execution strategies to pharmaceutical manufacturers and service companies. Before founding GTInsights, he served as Executive Vice President, Sales and Marketing from June 2000 until June 2003 with Reliant Pharmaceuticals Inc. Mr. Talarico was the Executive Vice President, Business Development with Ventiv Health US Sales from May 1996 through June 2000.

EXECUTIVE COMPENSATION

        The following table shows, for the fiscal years ended December 31, 2004, 2003 and 2002, certain compensation paid by DUSA to its five (5) most highly compensated executive officers. All amounts are stated in United States dollars unless otherwise indicated.

Summary Compensation Table

		Actual Compensation			Long-Term Compensation
					Awards		Payouts
Other Annual Compen- sation(2) ($)
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)		Restricted Stock Award(s) ($)	Options (#)	LTIP Payouts ($)	All Other Compen- sation ($)
D. Geoffrey Shulman, MD, FRCPC, Chairman and Chief Executive Officer(3)	2004 2003 2002	340,000 340,000 340,000	170,000 170,000 64,600	— — —	— — —	110,000 110,000 60,000	— — —	— — —
Mark C. Carota, Vice President, Operations	2004 2003 2002	175,000 175,000 157,000	44,630 38,900 20,300	— — —	— — —	25,000 17,500 17,500	— — —	— — —
Scott Lundahl, Vice President, Intellectual Property and Regulatory Affairs	2004 2003 2002	182,000 182,000 168,000	51,960 40,400 21,700	— — —	— — —	22,500 17,500 17,500	— — —	— — —
Stuart L. Marcus, MD, Ph.D., Vice President, Scientific Affairs and Chief Medical Officer	2004 2003 2002	250,000 250,000 247,520	74,500 55,500 17,100	— — —	— — —	22,500 17,500 12,500	— — —	— — —
Paul A. Sowyrda, Vice President, Marketing	2004 2003 2002	180,000 180,000 164,800	79,140 43,200 21,300	— — —	— — —	40,000 17,500 17,500	— — —	— — —

Notes:

  (1)
  Robert F. Doman, our President and Chief Operating Officer, who joined DUSA on January 3, 2005, receives an annual base salary of $300,000 and is eligible for a bonus of up to 40% of his base salary.

  (2)
  No officer had perquisites in excess of $50,000 or 10% of salary and bonus reported for 2004, 2003 or 2002.

  (3)
  During 2003, the Company issued 23,219 shares of restricted common stock at a closing price of $1.599 per share to Dr. Shulman, reflecting payment of the after-tax portion of his 2002 bonus compensation, which was accrued at December 31, 2002.

Option Grants in 2004

        The following grants of stock options were made to the named executive officers during fiscal year 2004.

	Individual Grants
					Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term[2]
	Number of Securities Underlying Options/SARs Granted[1]	Percent of Total Options/SARs Employees in Granted to Fiscal Year
Name			Exercise of Base Price ($/Share)
				Expiration Date	5%	10%
Dr. D. Geoffrey Shulman	100,000	24.4%	$9.92	3/17/2014	$624,000	$1,581,000
	10,000	2.4%	$9.50	6/29/2014	60,000	$151,000
Mr. Mark C. Carota	25,000	6.1%	$9.92	3/17/2014	$156,000	$395,000
Mr. Scott Lundahl	22,500	5.5%	$9.92	3/17/2014	$140,000	$356,000
Dr. Stuart L. Marcus	22,500	5.5%	$9.92	3/17/2014	$140,000	$356,000
Mr. Paul A. Sowyrda	40,000	9.8%	$9.92	3/17/2014	$250,000	$632,000

Notes:

  (1)
  All options in this table have been granted pursuant to the 1996 Omnibus Plan, as amended. All options have exercise prices equal to the fair market value on the date of the grant.

  (2)
  The potential realizable value is calculated based on the fair market value of DUSA's Common Stock on the date of the grant. These amounts only represent certain assumed rates of appreciation established by the SEC. There can be no assurance that the amounts reflected in this table or the associated rates of appreciation will be achieved.

Equity Compensation Plan Information

        The following table provides information as of December 31, 2004 with respect to shares of DUSA's Common Stock that may be issued under our outstanding options, warrants and other rights.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,583,750	$11.734	648,527[1]
Equity compensation plans not approved by security holders	425,000[2]	$6.739	N/A
Total	3,008,750	$11.028	648,527[1]

Note:

  (1)
  The 1996 Omnibus Plan, as amended, provides that the maximum number of shares with respect to which awards may be granted shall not exceed 20% of the Company's Common Stock outstanding or a maximum of 3,343,874 shares.

  (2)
  This number includes shares that may be issued upon the exercise of the following: (i) A Class B warrant granted to Dr. Shulman, our Chairman and CEO, for the issuance of 300,000 shares of Common Stock. The exercise price of the warrants is CDN $6.79 (U.S. $5.64 at December 31, 2004). This warrant is exercisable and has an expiration date of January 29, 2007; (ii) options to purchase a total of 85,000 shares of Common Stock with an exercise price of $10.875 per share. These options were granted on October 21, 1997 to PARTEQ Research and Development Innovations, the technology licensing arm of Queens University, Kingston, Ontario, the owner of certain patents underlying our Levulan® PDT/PD technology platform. PARTEQ has subsequently assigned the right to acquire 26,911 shares under these options to certain individuals. These options have ten (10) year terms and vested at the rate of 25% per year beginning on the first anniversary of the date of the original grant; (iii) options to purchase 15,000 shares of our Common Stock issued to Therapeutics, Inc., a consultant to the Company, which were granted on March 13, 1997. These options have an exercise price of $6.125 per share, a ten (10) year term and vested 20% per year. These options have been assigned by Therapeutics, Inc. to its principal; and (iv) options to purchase 25,000 shares of our Common Stock with an exercise price of $6.125 per share. These options were granted to Lumenetics, Inc., our former light device consultant, on March 13, 1997. They have been assigned by Lumenetics, Inc. to its principals. These options have ten (10) year terms and vested at the rate of 25% per year beginning on the date of the original grant.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Stock Option Values

        The following table provides certain information as to certain stock options exercisable by the named executive officers for the fiscal year 2004, and the value of such options held by them at December 31, 2004, measured in terms of the closing price of the Company's Common Stock on The Nasdaq Stock Market on December 31, 2004 which was $14.30 per share.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at December 31, 2004 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2004 Exercisable/ Unexercisable
Dr. D. Geoffrey Shulman	35,000	$235,925	735,000/205,000	$3,657,925/$1,555,560
Mr. Mark C. Carota	—	—	48,750/48,750	$157,299/$370,941
Mr. Scott L. Lundahl	10,000	$27,150	113,705/46,250	$560,524/$359,991
Dr. Stuart L. Marcus	35,625	$121,313	155,625/43,750	$772,224/$333,916
Mr. Paul A. Sowyrda	—	—	112,500/48,750	$157,299/$436,641

401(k) PROFIT SHARING PLAN

        The Company adopted a tax-qualified employee savings and retirement 401(k) Profit Sharing Plan (the "401(k) Plan"), effective January 1, 1996, covering all qualified employees. Participants may elect a salary reduction of at least 1% as a contribution to the 401(k) Plan, up to the statutorily prescribed annual limit for tax-deferred contributions ($13,000 in 2004). Modification of salary reductions can be made monthly (for 2004). Effective February 1, 2003, the Company began to match a participant's contribution up to 1.25% of a participant's salary (the "Company Match"), subject to certain limitations of the 401(k) Plan. Participants vest in the Company Match at a rate of 25% for each year of service to the Company (based on the anniversary of their date of hire). Employees who were already employed as of the effective date of the Company match received credit for their past service to the Company.

OTHER COMPENSATION

        The Company has employment agreements with each of the executive officers named in the Summary Compensation Table. Pursuant to these agreements, the executive officers are entitled to receive compensation as determined by the Board of Directors and are eligible to receive the benefits generally made available to employees of the Company. DUSA may terminate any of these agreements at any time, with or without cause on sixty (60) days prior written notice. If employment is terminated without cause, DUSA has agreed to pay a severance allowance equivalent to six months to one year of the executive officer's then-current base salary payable in either (i) a lump sum, within sixty (60) days following the date of termination or (ii) equal monthly installments, depending on the terms of the officer's employment agreement. In addition to the foregoing, Dr. Shulman's employment agreement also provides that he shall have the right to exercise, for a period of one year from the date of termination, all stock options granted to him prior to his termination as to all or any part of the shares covered by such options, including shares with respect to which such options would not otherwise be exercisable, subject to restrictions under U.S. or Canadian law.

        In the event an executive officer should die while employed by DUSA, his heirs or beneficiaries will be entitled to any Company paid death benefits in force at the time of such death and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, within a period of one (1) year from the date of death.

        These employment agreements also provide for certain severance benefits following a change in control of the Company and termination of employment. Upon any "change of control," as defined in the agreements, DUSA shall pay to the executive officer a lump sum payment equal to three (3) times his base salary for the last fiscal year within five (5) days after such termination.

        Under the Company's 1996 Omnibus Plan, as amended, any and all outstanding options not fully vested shall automatically vest in full and shall be immediately exercisable upon a "change of control," as defined in the grant agreements. The date on which such accelerated vesting and immediate exercisability shall occur, shall be the date of the occurrence of the change of control.

CERTAIN TRANSACTIONS

        Prior to joining DUSA, Mr. Talarico was the principal of GTInsights from June 2003 until his arrival at DUSA as the Vice President, Sales. GTInsights is a management consulting firm that provides advisory services and business execution strategies to pharmaceutical manufacturers and service companies. From November, 2004 until February 15, 2005, Mr. Talarico, through GTInsights, provided pharmaceutical sales consulting services to DUSA for which DUSA paid GTInsights a total of $98,129.86. These consulting services terminated with Mr. Talarico's hiring by DUSA.

OTHER MATTERS

        Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

        The cost of preparing and mailing the enclosed material will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. The Company intends to request that banks and brokers holding shares of DUSA Pharmaceuticals, Inc. Common Stock forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company has retained its transfer agent, American Stock Transfer & Trust Company, to aid in the solicitation, at an estimated cost of under $10,000.

        Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of DUSA's Common Stock as of April 11, 2005 by: (i) each of our directors; (ii) our named executive officers; (iii) all beneficial owners of greater than 5% of our outstanding Common Stock; and (iv) all of our directors and executive officers as a group.

Name(1)	Number of Shares Beneficially Owned(2)	Percentage of Outstanding Shares(3)
John H. Abeles, MD	89,500(4)	*
David M. Bartash	60,500(5)	*
Mark C. Carota	52,500(6)	*
Jay M. Haft, Esq.	113,250(7)	*
Richard C. Lufkin	107,100(8)	*
Scott L. Lundahl	135,207(9)	*
Stuart L. Marcus, MD, Ph.D.	170,625(10)	1.0%
Magnus Moliteus	25,000(11)	*
D. Geoffrey Shulman, MD, FRCPC	1,185,168(12)	6.6%
Paul A. Sowyrda	69,375(13)	*
All directors and executive officers as a group (consisting of 13 persons)	2,033,725(14)	10.8%
Mr. Jeffrey Casdin and his affiliated entities	2,783,400(15)	16.5%
North Sound Capital LLC	1,400,000(16)	8.3%
Pequot Capital Management, Inc.	1,711,400(17)	10.1%

*
Less than 1%.

Notes:

(1)
Unless indicated otherwise, the individuals listed herein have a business mailing address of c/o DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts, 01887.

(2)
Unless indicated otherwise: (i) the individuals and entities listed herein have the sole power to both vote and dispose of all securities that they beneficially own and (ii) beneficial ownership listed includes all options and warrants which are exercisable within 60 days of April 11, 2005.

(3)
The percentage of ownership as calculated above includes in the number of shares outstanding for each individual listed those shares that are beneficially, yet not necessarily directly, owned. Applicable percentage of ownership is based on 16,919,447 shares of Common Stock outstanding on April 11, 2005 unless noted as otherwise.

(4)
55,000 of the shares indicated represent shares with respect to which Dr. Abeles has the right to acquire through the exercise of options. Of the shares indicated, Dr. Abeles shares investment and voting power with regard to 24,500 shares.

(5)
45,000 of the shares indicated represent shares with respect to which Mr. Bartash has the right to acquire through the exercise of options.

(6)
52,500 of the shares indicated represent shares with respect to which Mr. Carota has the right to acquire through the exercise of options.

(7)
78,750 of the shares indicated represent shares with respect to which Mr. Haft has the right to acquire through the exercise of options. Under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, Mr. Haft disclaims, but may be deemed to be the beneficial owner of, 34,500 shares that are held by his spouse.

(8)
95,000 of the shares indicated represent shares with respect to which Mr. Lufkin has the right to acquire through the exercise of options. Of the shares indicated, Mr. Lufkin shares investment and voting power with regard to 12,100 shares.

(9)
130,000 of the shares indicated represent shares with respect to which Mr. Lundahl has the right to acquire through the exercise of options.

(10)
All of the shares indicated represent shares with respect to which Dr. Marcus has the right to acquire through the exercise of options. Dr. Marcus' address is 400 Columbus Avenue, Valhalla, New York, NY 10595.

(11)
All of the shares indicated represent shares with respect to which Mr. Moliteus has the right to acquire through the exercise of options.

(12)
300,000 of the shares indicated represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of his Class B Warrants which have an exercise price of CDN $6.79 per Warrant, and 802,500 of such shares represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of options. Dr. Shulman's address is 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada.

(13)
All of the shares indicated represent shares with respect to which Mr. Sowyrda has the right to acquire through the exercise of options.

(14)
Includes all of the shares indicated in footnotes (4) through (13), including the shares underlying the Class B Warrants and options, as well as an additional 24,500 shares underlying stock options and 1,000 shares otherwise beneficially owned by our unnamed executive officers.

(15)
The number of shares beneficially owned is based upon information disclosed by Cooper Hill Partners LLC on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005. Mr. Casdin and Cooper Hill Partners LLC's address is 767 Third Avenue, New York, New York 10017. As the sole general partner of CLSP, L.P.; CLSP II, L.P.; CLSP/SBS I, L.P. and CLSP/SBS II, L.P., each a private investment partnership, Cooper Hill Partners, LLC has the power to vote and dispose of the securities owned by each of these partnerships and, accordingly, may be deemed the "beneficial owner" of such securities. Mr. Casdin is also the sole member of Casdin Capital, LLC, the general partner of Cooper Hill Partners, L.P. Pursuant to an investment advisory contract, Cooper Hill Partners, L.P. currently has the power to vote and dispose of the securities held for the account of CLSP Overseas, Ltd. and, accordingly, may be deemed the "beneficial owner" of such securities.

(16)
The number of shares beneficially owned and ownership percentage are based upon information disclosed by North Sound Capital LLC on a Schedule 13G/A filed with the Securities and Exchange Commission on January 26, 2005. The ultimate managing member of North Sound Capital LLC is Thomas McAuley. North Sound Capital LLC may be deemed the beneficial owner of the shares in its capacity as the managing member of North Sound Legacy Fund LLC and North Sound Legacy Institutional Fund LLC and the investment advisor of North Sound Legacy International Ltd. (collectively, the "Funds"), who are the holders of such shares. As the managing member or investment advisor, respectively, of the Funds, North Sound Capital LLC has voting and investment control with respect to the shares of common stock held by the Funds. The address of North Sound Capital LLC is 53 Forest Avenue, Suite 202, Old Greenwich, CT 06870.

(17)
The number of shares beneficially owned and ownership percentage are based upon information disclosed by Pequot Capital Management, Inc. on a Schedule 13G filed with the Securities and Exchange Commission on April 11, 2005. Pequot Capital Management, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, and, as such, has beneficial ownership of the shares through the investment discretion it exercises over its clients' accounts. The address of Pequot Capital Management, Inc. is 500 Nyala Farm Road, Westport, Connecticut 06880.

SHAREHOLDER PROPOSALS AND
COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        In order to be included in the Board of Directors' proxy statement and proxy card for the 2006 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before December 23, 2005. Proposals should be directed to the attention of Ms. Shari Lovell at the Company's offices located at 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada, or to the attention of the Secretary, Nanette W. Mantell, Esq., c/o Reed Smith LLP, Princeton Forrestal Village, 136 Main Street—Suite 250, Princeton, New Jersey 08543.

        In addition, if a shareholder wishes to present a proposal at the Company's 2006 Annual Meeting which is not intended to be included in the Company's proxy statement for that meeting, the Company must receive written notice of the shareholder proposal by March 8, 2006. If DUSA does not receive notice of such a shareholder proposal by this date, the Company will retain its discretionary authority to vote proxies on such proposals even if it is not specifically reflected on the proxy card, and shareholders have not had an opportunity to vote on the proposal by proxy.

        The Board of Directors believes that the most efficient method for shareholders and other interested parties to raise issues and ask questions and to get a response is to direct such communications to DUSA through its Shareholder Services department at the address provided in the Contact DUSA section of our public website, www.dusapharma.com. If, notwithstanding these methods, a shareholder or other interested party wishes to direct a communication specifically to the Board of Directors, then the following method is available. To ensure that the communication is properly directed in a timely manner, it should be clearly identified as intended for the Board of Directors:

DUSA Pharmaceuticals, Inc. Board of Directors Attention: Chairman of the Board c/o DUSA Pharmaceuticals, Inc. 25 Upton Drive Wilmington, MA 01887

        The address stated above is supervised by DUSA which will promptly forward to the Board any communication intended for them. The Board believes that DUSA should speak with one voice and has empowered management to speak on the Company's behalf subject to the Board's oversight and guidance on specific issues. Therefore, in most circumstances the Board will not respond directly to inquiries received in this manner but may take into consideration ideas, concerns and positions that are presented in a concise, clear, supported and constructive manner.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Under the securities laws of the United States, the Company's directors, officers and any person holding more than ten percent (10%) of our Common Stock are required to report their ownership of securities and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms we have received, except as previously disclosed in Form 10-K for the fiscal year ended December 31, 2003 with respect to a report filed in 2004 for a 2003 transaction, we believe that all of our officers, directors and shareholders holding ten percent (10%) or more of our Common Stock complied with all filing requirements applicable to them with respect to their reporting obligations. In making these statements, we have relied on the written representations of our directors and officers and copies of the reports that they and any person holding more than ten percent (10%) of our Common Stock have filed with the Securities and Exchange Commission.

DUSA PHARMACEUTICALS, INC.

Proxy for 2005 Annual Meeting
This Proxy is Solicited on Behalf of
The Board of Directors

        The Shareholder(s) listed on the opposite side of this card hereby appoint(s) D. Geoffrey Shulman, MD, FRCPC and Shari Lovell, or either of them, each with power of substitution, proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Shareholders (including all adjournments thereof) of DUSA Pharmaceuticals, Inc. (the "Company") to be held on Thursday, June 16, 2005, at 11:00 a.m., at the Company's offices located at 25 Upton Drive, Wilmington, Massachusetts.

        SHAREHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR CANADA.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

DUSA PHARMACEUTICALS, INC.

June 16, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

V    Please detach along perforated line and mail in the envelope provided.    V

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ITEMS LISTED BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:			2.	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL NOMINEES	NOMINEES: ( ) John H. Abeles, MD ( ) David M. Bartash
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	( ) Jay M. Haft, Esq. ( ) Richard C. Lufkin ( ) Magnus Moliteus	3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	FOR ALL EXCEPT (See instructions below)	( ) D. Geoffrey Shulman, MD, FRCPC
			Unless otherwise specified, the vote represented by this proxy will be cast FOR Items 1 and 2.

			PLEASE CHECK THE BOX below if you, and any persons related or unrelated to you at the same address, are currently receiving multiple copies of the proxy statement and Annual Report and you wish to cease future deliveries of the proxy statement and Annual Report for the shares represented hereby. PLEASE NOTE you will continue to receive a proxy card and be able to vote the shares represented hereby and can revoke this consent at any time by following the procedures set forth in the proxy statement.
INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (•)

		I hereby CONSENT to discontinue delivery of the proxy statement and Annual Report for the shares represented hereby.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

DUSA PHARMACEUTICALS, INC. PROXY STATEMENT
PROPOSAL NO. 1—ELECTION OF DIRECTORS
NOMINEES
DIRECTOR COMPENSATION
MEETINGS AND COMMITTEES OF THE BOARD
PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PERFORMANCE GRAPH 1 COMPARISON OF FIVE YEAR CUMULATIVE SHAREHOLDER TOTAL RETURN AMONG DUSA PHARMACEUTICALS, INC., NASDAQ MARKET INDEX AND COREDATA GROUP INDEX
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.
BOARD AUDIT COMMITTEE REPORT 1
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION 1
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in 2004
Equity Compensation Plan Information
Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Stock Option Values
401(k) PROFIT SHARING PLAN
OTHER COMPENSATION
CERTAIN TRANSACTIONS
OTHER MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT